CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 14, 2000, relating to the financial statements and supplementary data which appear in the November 30, 1999 Annual Report of The Prime Money Market Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 15, 2000